UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2009
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)
7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On June 26, 2009, the U.S. District Court for the District of Columbia granted final approval of the settlement of the previously disclosed federal securities class action lawsuit entitled In Re: Sunrise Senior Living Systems Securities Litigation, which had been brought against Sunrise Senior Living, Inc. (the “Company”) and certain of its current or former directors and officers. As previously described in the Company’s Current Report on Form 8-K filed on March 5, 2009, under the settlement, all claims against the Company and the individual defendants have been dismissed with prejudice, in exchange for payment to the class of $13.5 million, of which $13.4 million has been paid by insurance proceeds and $100,000 has been paid by the Company.
          On June 26, 2009, the U.S. District Court for the District of Columbia also granted final approval of the settlement of the previously disclosed stockholder derivative lawsuit entitled In re Sunrise Senior Living Derivative Litigation, Inc., in which the Company was named as a nominal defendant and certain of the Company’s current or former directors and officers were named as individual defendants. As previously described in the Company’s Current Reports on Form 8-K filed on February 20, 2009 and May 27, 2009, under the settlement:
•	all claims against the Company and the individual defendants have been dismissed with prejudice;

•	in addition to corporate governance measures that it already has implemented or is in the process of implementing, the Company has agreed to (1) require independent directors to certify that they are independent under the rules of the New York Stock Exchange and to give prompt notification of any changes in their status that would render them no longer independent and (2) implement a minimum two-year vesting period, with appropriate exceptions, for stock option awards to employees. In addition, Paul J. Klaassen, the Company’s non-executive chairman, and the Company have agreed that the 700,000 stock options granted to Mr. Klaassen in conjunction with his previous employment agreement executed in September 2000 will be repriced from (a) $8.50 per share, the price set on September 11, 2000 by the Compensation Committee of the Company’s Board based on the prior day’s closing price, to (b) $13.09 per share, the closing price on the business day prior to November 10, 2000, the date on which the Company’s full Board approved the terms of the employment agreement; and

•	the plaintiffs could apply to the court for an award of attorneys’ fees and expenses, with the Company and/or its insurers agreeing to pay the amount awarded not to exceed $1.0 million. (On June 26, 2009, the court approved an award to the plaintiffs of attorneys’ fees and expenses totaling $1.0 million, the entire amount of which will be paid by insurance within 10 days.)
          As also previously disclosed, the settlement of the District of Columbia stockholder derivative action includes a release that encompasses the claims at issue in the previously disclosed Delaware stockholder derivative lawsuit entitled Young, et al. v. Klaassen, et al. Counsel for the plaintiffs in the Delaware action participated in the negotiated resolution of the District of Columbia action, they will share in the fee award in the District of Columbia action, and they have agreed not to seek an award of fees in the Delaware action. Once the order of dismissal in the District of Columbia action becomes final for purposes of preclusion under Delaware law, the parties have agreed to jointly apply to the Delaware Court of Chancery for an order and final judgment dismissing the Delaware action with prejudice on the grounds that the settlement in the District of Columbia action conclusively resolved the claims in the Delaware action.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: June 30, 2009	By:	/s/ Julie Pangelinan
Julie Pangelinan
Chief Financial Officer

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